UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Additional Materials

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IDT Corporation

(Name of Registrant as Specified In Its Charter)

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IDT CORPORATION
520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Thursday, December 13, 2018

PLACE:	Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102

ITEMS OF BUSINESS:	1.	To elect five directors, each for a term of one year.

	2.	To approve the sale by the Company to Howard S. Jonas of 2,546,689 shares of the Company’s Class B Common Stock from the Company’s treasury account for a purchase price of $15,000,000.

	3.	To conduct an advisory vote on executive compensation.

	4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

	5.	To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record as of the close of business on October 18, 2018.

PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

ANNUAL MEETING ADMISSION:	If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of October 18, 2018 with you to the Annual Meeting, as well as a form of personal photo identification.

ANNUAL MEETING DIRECTIONS:	You may request directions to the annual meeting via email at invest@idt.net or by calling IDT Investor Relations at (973) 438-3838.

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation Stockholders Meeting to be Held on December 13, 2018: The Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report are available at:

www.idt.net/ir

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joyce Mason
Joyce Mason
Executive Vice President, General Counsel and Corporate Secretary

Newark, New Jersey

November [__], 2018

IDT CORPORATION
520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business on October 18, 2018, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, December 13, 2018 at 10:30 a.m., local time, at the Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on November [___], 2018.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business in New York, NY on October 18, 2018 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 23,718,224 shares outstanding and entitled to vote at the Annual Meeting, consisting of 1,574,326 shares of Class A Common Stock and 22,143,898 shares of Class B Common Stock. The remaining shares issued, consisting of 1,698,000 shares of Class A Common Stock and 3,450,600 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast have voted in favor of any proposal.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: on the Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not properly revoked prior to the meeting will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (or SEC), the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting and casting a vote on a Proposal will be required for the approval of the election of any director (Proposal No. 1), the approval of the sale by the Company to Howard S. Jonas of 2,546,689 shares of the Company’s Class B Common Stock from the Company’s treasury account for a purchase price of $15,000,000 (Proposal No. 2), and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 3). This means that the number of votes cast “for” a director nominee or Proposal No. 2 or 3 must exceed the number of votes cast “against” that director nominee or Proposal No. 2 or 3, respectively. Abstentions are not counted as votes “for” or “against” a nominee or any of these proposals. Proposal No. 4 asks stockholders to express a preference, on an advisory basis, among three possible choices - as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years. Accordingly, abstentions will not be counted as expressing any preference. This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), the approval of the sale by the Company to Howard S. Jonas of 2,546,689 shares of the Company’s Class B Common Stock from the Company’s treasury account for a purchase price of $15,000,000 (Proposal No. 2), the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 3), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 4) or on any stockholder proposal or other matter raised at the Annual Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report and/or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a fiscal year refers to the fiscal year ending in the calendar year indicated (e.g., Fiscal 2018 refers to the Fiscal Year ended July 31, 2018).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at http://ir.idt.net/Governance and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be independent directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that a majority of the members of the Board of Directors and the director nominees are independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the Corporate Governance Committee are in fact comprised entirely of independent directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of independent directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of independent directors, and a Nominating Committee comprised of the Chairman of the Board of Directors and one independent director.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at http://ir.idt.net/Governance. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definitions of independent and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1. During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2. During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4. Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5. The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

In addition, all members of the Company’s Audit Committee must meet the independence requirements of Section 2014.10A-3 of the Securities Exchange Act of 1934, which are set forth in the Audit Committee Charter.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Michael Chenkin, Eric Cosentino, and Judah Schorr is independent in accordance with the Corporate Governance Guidelines and the Audit Committee Charter and, thus, that a majority of the current Board of Directors, a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation and Corporate Governance Committees is independent. As used herein, the term “non-employee director” shall mean any director who is not an employee or consultant of the Company, and who is deemed to be independent by the Board of Directors. Therefore, neither Howard S. Jonas nor Bill Pereira is a non-employee director. None of the non-employee directors had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 – Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested parties may communicate with: (i) the Board of Directors, by contacting the Chairman of the Board; (ii) the non-employee directors, by contacting the Lead Independent Director (currently Eric Cosentino); and (iii) the Audit, Compensation, Corporate Governance or Nominating Committees of the Board of Directors, by contacting the respective chairmen of such committees. All communications should be in writing, should indicate in the address whether the communication is intended for the Lead Independent Director, the Chairman of the Board, or a Committee Chairman, and should be directed care of IDT Corporation’s Corporate Secretary, Joyce J. Mason, Esq., Stockholder Communications, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-employee directors, to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance Committees, to the Chairmen of such committees.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

●	Obscene materials;

●	Unsolicited marketing or advertising material or mass mailings;

●	Unsolicited newsletters, newspapers, magazines, books and publications;

●	Surveys and questionnaires;

●	Resumes and other forms of job inquiries;

●	Requests for business contacts or referrals;

●	Material that is threatening or illegal; or

●	Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

●	Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

●	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held seventeen meetings in Fiscal 2018. In Fiscal 2018, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meeting of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the current Board of Directors attended the 2017 annual meeting of stockholders in person.

Board of Directors Leadership Structure and Risk Oversight Role

Howard S. Jonas has served as Chairman of the Board since the Company’s inception. From October 2009 through December 2013, he also served as Chief Executive Officer. On January 1, 2014, Shmuel Jonas, who was the Company’s Chief Operating Officer from June 2010 through December 2013, was elected as Chief Executive Officer of the Company. Howard S. Jonas remains Chairman of the Board and continues to provide overall leadership to the Board of Directors in its oversight function. The risk management oversight roles of the Audit, Compensation and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board role.

Section 303A.03 of the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines require that the non-employee directors of the Company meet without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. Eric F. Cosentino, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since December 17, 2009. The Board of Directors determined that the role of Lead Independent Director is important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees conduct annual self-assessments in executive sessions to review and monitor their respective continued effectiveness.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

The Audit Committee

The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://ir.idt.net/Governance, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee consists of Messrs. Chenkin (Chairman), Cosentino and Schorr. The Audit Committee held seven meetings during Fiscal 2018. The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, (ii) all of the members of the Audit Committee are financially literate and (iii) that Mr. Chenkin qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2015 Stock Option and Incentive Plan, as amended and restated (the “2015 Plan”), and its predecessor, the 2005 Stock Option and Incentive Plan, as amended and restated (the “2005 Plan”), and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Cosentino (Chairman), Chenkin and Schorr. The Compensation Committee held eleven meetings during Fiscal 2018. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://ir.idt.net/Governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and considers them as some of the factors when determining the amounts of annual bonuses to be awarded to executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.” No executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interest of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Messrs. Cosentino (Chairman), Chenkin and Schorr. The Corporate Governance Committee held six meetings in Fiscal 2018. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://ir.idt.net/Governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

The Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Howard S. Jonas (Chairman) and Eric Cosentino. The Board of Directors has determined that Eric Cosentino is independent in accordance with Section 303A.04 of the New York Stock Exchange Listed Company Manual. Howard S. Jonas is not independent. The Company, as a “controlled company,” is exempt from the requirement to maintain an independent nominating committee pursuant to Section 303A.00 of the New York Stock Exchange Listed Company Manual. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://ir.idt.net/Governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one meeting in Fiscal 2018.

FISCAL 2018 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2018 was comprised of equity compensation, consisting of awards of restricted shares of Class B Common Stock, and cash compensation.

Director Equity Grants

During Fiscal 2018, pursuant to the 2015 Plan, each non-employee director of the Company who was determined to be independent received, on January 5, 2018, an automatic grant of 4,000 restricted shares of the Company’s Class B Common Stock, which vested in full immediately upon grant. A new non-employee director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amounts specified above, pro rated based on the calendar quarter of the year in which such person became a director. The stock is granted on a going-forward basis, before the director completes his or her service for the calendar year. All such grants of stock to non-employee directors are subject to certain terms and conditions described in the 2015 Plan.

Director Board Retainers

Each non-employee director of the Company receives an annual cash retainer of $50,000. Such retainer is paid in equal quarterly payments provided the non-employee director attended at least 75% of the regularly-scheduled meetings of the Board of Directors that quarter. The annual cash retainer is pro-rated (by calendar quarter based on the calendar quarter when service on the Board of Directors began or ended) for non-employee directors who join the Board of Directors or depart from the Board of Directors during the calendar year, if such director attended 75% of the applicable board meetings for such quarter. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the retainer in the case of mitigating circumstances.

Committee Fees

Non-employee directors do not receive fees for committee service.

Lead Independent Director

The Lead Independent Director receives an additional annual cash retainer of $50,000, paid in equal quarterly amounts upon the completion of each quarter of service. Eric Cosentino has served as the Lead Independent Director since December 17, 2009.

Fiscal 2018 Director Compensation Table

The following table lists Fiscal 2018 compensation for any person who served as a non-employee director during Fiscal 2018. This table does not include compensation to Howard S. Jonas or Bill Pereira, as they are not non-employee directors and do not receive any compensation for their service as directors.

Name	Dates of Board Service During Fiscal 2018	Fees Earned or Paid in Cash ($)		Stock Awards ($)		All Other Compensation ($)(4)	Total ($)
Michael Chenkin	08/01/2017–07/31/2018	$50,000	(1)	$43,680	(3)	$720	$94,400
Eric F. Cosentino	08/01/2017–07/31/2018	$100,000	(2)	$43,680	(3)	$585	$144,265
Judah Schorr	08/01/2017–07/31/2018	$50,000	(1)	$43,680	(3)	$720	$94,400

_________________

(1)	Represents the annual Board of Directors retainer earned in Fiscal 2018.
(2)	Consists of (a) $50,000, which represents the annual Board of Directors retainer earned in Fiscal 2018 and (b) $50,000, which represents the Lead Independent Director Fee earned in Fiscal 2018.
(3)	Represents the grant date fair value of an award of 4,000 shares of the Company’s Class B Common stock on January 5, 2018 computed in accordance with FASB ASC Topic 718.
(4)	Represents dividends paid during Fiscal 2018 on shares of Class B Common Stock that were granted to the non-employee directors during Fiscal 2018 and still held by the non-employee directors on the applicable dividend record date.

As of July 31, 2018, non-employee directors held the following shares of the Company’s Class B Common Stock granted for their service as directors. Non-employee directors did not hold any options to purchase shares of the Company’s capital stock as of July 31, 2018.

Name	Class B Common Stock
Michael Chenkin	22,083
Eric F. Cosentino	2,500
Judah Schorr	67,287

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also covers transactions which, despite not meeting all of the criteria set forth above, would otherwise be considered material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Transactions that fall within the definition are considered by the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance Committee at its next regularly scheduled meeting. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following ongoing Related Person Transactions were approved in accordance with the policy described above:

There is a father/son relationship between Howard S. Jonas, Chairman of the Board and controlling stockholder, and Shmuel Jonas, Chief Executive Officer. Each of Howard S. Jonas’ and Shmuel Jonas’ total compensation during Fiscal 2018 is set forth in the Summary Compensation Table.

There is a brother/sister relationship between Howard S. Jonas, Chairman of the Board and controlling stockholder, and Joyce J. Mason, General Counsel, Corporate Secretary and Executive Vice President. Howard S. Jonas’ total compensation during Fiscal 2018 is set forth in the Summary Compensation Table. Joyce J. Mason’s total compensation during Fiscal 2018 was $348,100.

On October 28, 2011, the Company spun off its subsidiary, Genie Energy Ltd. (“Genie”). In connection with the spin-off, the Company and Genie entered into a Transition Services Agreement, dated October 28, 2011 (the “Genie TSA”), pursuant to which the Company provides certain services to Genie, which is controlled by Howard S. Jonas and for which Howard S. Jonas serves as the Chairman of the Board. The services under the Genie TSA include, but are not limited to, services relating to human resources, employee benefits administration, finance, accounting, tax, facilities, investor relations and legal. Furthermore, the Company granted Genie a license to use the IDT name for its Retail Energy Provider business. Genie paid the Company a total of $1,514,635 for services provided by the Company pursuant to the Genie TSA during Fiscal 2018. As of July 31, 2018, Genie owed the Company $307,211 for such services. Additionally, Genie provided human resource services to the Company pursuant to the Genie TSA. The Company paid Genie a total of $362,906 for services provided to the Company by Genie pursuant to the Genie TSA during Fiscal 2018. As of July 31, 2018, the Company owed Genie $15,959 for such services.

On June 1, 2016, the Company spun off its subsidiary, Zedge, Inc. (“Zedge”). Zedge and the Company entered into a Transition Services Agreement (the “Zedge TSA”), effective June 1, 2016. Howard S. Jonas is a director and Vice-Chairman and his son, Michael Jonas, is the Chairman of the board of directors of Zedge. Both Zedge and the Company were controlled by Howard S. Jonas until October 2016, at which time Howard S. Jonas transferred, via a series of transactions, his controlling ownership of Zedge to his son, Michael Jonas, and therefore no longer controls Zedge. Pursuant to the Zedge TSA, the Company provides certain services to Zedge, including, but not limited to, services relating to human resources, administrative, tax, investor relations, regulatory, consulting and legal. Zedge paid the Company a total of $338,024 for services provided by the Company pursuant to the Zedge TSA during Fiscal 2018. As of July 31, 2018, Zedge owed the Company $572 for such services.

On March 26, 2018, the Company spun off its subsidiary, Rafael Holdings, Inc. (“Rafael”). In connection with the spin-off, the Company and Rafael entered into a Transition Services Agreement, dated March 26, 2018 (the “Rafael TSA”), pursuant to which the Company provides certain services to Rafael, which is controlled by Howard S. Jonas and for which Howard S. Jonas serves as the Chairman of the Board. The services include, but are not limited to: administrative, tax, and legal. The Company billed Rafael a total of $200,806 under the Rafael TSA from March 26, 2018 to July 31, 2018. In addition, during the period from March 26, 2018 to July 31, 2018, Rafael billed IDT $18,161 for real estate advisory services provided to IDT, and IDT collected cash of $290,392 on behalf of Rafael, primarily from Rafael’s third party tenants, while Rafael was in the process of changing its billing and collection systems. As of July 31, 2018, the Company owed Rafael $439,810 for cash collected and Company’s expenses paid by Rafael on behalf of the Company.

The Company is leasing space from Rafael at 520 Broad Street, Newark, NJ. The Company leases approximate 80,000 square feet of office space plus parking occupied by the Company at 520 Broad Street, Newark, NJ and approximately 3,600 square feet of office space in Jerusalem, Israel. The Company paid Rafael $628,314 for office rent and parking from March 26, 2018 to July 31, 2018. As of July 31, 2018, IDT owed Rafael $33,520 for office rent and parking.

IDT’s former subsidiary, Rafael, has an investment in Rafael Pharmaceuticals, Inc. (“Rafael Pharma”). Howard S. Jonas has served as a director of Rafael Pharma since April 2013 and was appointed Chairman of the Board in April 2016 and has an equity interest in Rafael Pharma. Prior to the spin-off of Rafael, the Company provided the following services to Rafael Pharma: administrative, finance, accounting, tax, human resources, information technology, and legal. The Company billed Rafael Pharma $398,824 from August 1, 2017 to March 25, 2018. As of July 31, 2018, Rafael Pharma owed the Company $989,086.

On April 16, 2018 the IDT Corporate Governance Committee authorized and approved, subject to stockholder approval, the sale to Mr. Jonas of 2,546,689 shares of the Company’s Class B Common Stock at a price per share of $5.89, which was the closing price for the Class B Common Stock on the New York Stock Exchange on April 16, 2018 (the last closing price before approval of the arrangement), for a purchase price of $15 million, the purchase price of which would be reduced by the amount of any dividends whose record date is between April 16, 2018 and the issuance of the shares. See Proposal No. 2.

IDT Domestic Telecom, Inc., a subsidiary of the Company, leases space at 3220 Arlington Avenue, Bronx, New York. The property is owned by Arlington Suites, LLC, a company jointly owned by Shmuel Jonas and Howard S. Jonas. The parties entered into a lease, which became effective November 1, 2012 and had a one-year term, with a one-year renewal option for IDT Domestic Telecom. Since the expiration of this lease, the parties have continued IDT Domestic Telecom’s occupancy of the space on the same terms. IDT Domestic Telecom utilizes 1,140 square feet of office space, at an annual rental rate of $25 per square foot, 1,240 square feet of storage space, at an annual rental rate of $15 per square foot, and five parking spaces, at a monthly rental rate of $230 per space, for a total annual rent of $60,900. The Company has determined that the space is well suited and located to meet the needs of IDT Domestic Telecom, and that the terms of the lease, including the rental price, are in accord with the terms for comparable commercial space in the area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock or the Class B Common Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers for Fiscal 2018 (who are listed under Executive Compensation below), and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of the close of business on October 18, 2018 and all shares are owned directly. Percentage ownership information is based on the following amounts of outstanding shares: 1,574,326 shares of Class A Common Stock and 22,143,898 shares of Class B Common Stock. The ownership numbers reported for Howard S. Jonas assume the conversion of all 1,574,326 currently outstanding shares of Class A Common Stock into shares of Class B Common Stock on a one-for -one basis.

Name	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock		Percentage of Aggregate Voting Powerδ
Howard S. Jonas	5,190,340	(1)	21.0%		72.3%
520 Broad Street Newark, NJ 07102
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,641,336	(2)	11.9%		3.8%
Renaissance Technologies, LLC 800 Third Avenue New York, NY 10022	1,340,497	(2)	6.1%		1.9%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	1,098,759	(2)	5.0%		1.6%
Shmuel Jonas	85,516	(3)	*		*
Marcelo Fischer	19,248	(4)	*		*
Bill Pereira	23,764	(5)	*		*
Menachem Ash	19,259	(6)	*		*
David Wartell	10,000	(7)	*		*
Michael Chenkin	22,083		*		*
Eric F. Cosentino	100		*		*
Judah Schorr	124,752	(8)	*		*
All directors, Named Executive Officers and other executive officers as a group (11 persons)	3,994,233	(9)	22.5	%(10)	72.8%

_________________

*	Less than 1%.
δ	Voting power represents combined voting power of Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.
(1)	Consists of an aggregate of: (a) 1,574,326 shares of Class A Common Stock held by Howard S. Jonas 2017 Annuity Trust; and (b) 3,616,014 shares of Class B Common Stock, consisting of: (i) 23,208 restricted shares; (ii) 1,042 shares held by Howard S. Jonas directly; (iii) an aggregate of 7,780 shares held in custodial accounts for the benefit of certain children of Howard S. Jonas (of which Howard S. Jonas is the custodian); (iv) 197,641 shares of Class B Common Stock owned by the Jonas Foundation; (v) 2,382,371 shares owned by the Howard S. Jonas 2017 Annuity Trust; (vi) 3,972 shares held by Howard S. Jonas in his 401(k) plan account as of September 30, 2018; and (vii) 1,000,000 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days. Howard S. Jonas is the trustee of the Howard S. Jonas 2017 Annuity Trust. The foregoing does not include 102,799 shares of Class B Common Stock owned by the Howard S. and Deborah Jonas Foundation, Inc., as Howard S. Jonas does not beneficially own these shares. The foregoing also does not include (a) an aggregate of 2,965,394 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Howard S. Jonas, as Howard S. Jonas does not exercise or share voting or investment control over these shares, and (b) 160,000 shares of the Company’s Class B Common Stock owned by the 2012 Jonas Family, LLC (Howard S. Jonas is a minority equity holder of such entity).

(2)	According to the applicable Schedule 13G as filed by the applicable beneficial owner.
(3)	Consists of (a) 83,960 shares of Class B Common Stock owned directly, and (b) 1,556 shares of Class B Common Stock owned by Shmuel Jonas’ wife.
(4)	Consists of (a) 15,677 shares of Class B Common Stock owned directly, and (b) 3,571 shares of Class B Common Stock held by Mr. Fischer in his 401(k) plan account as of September 30, 2018.
(5)	Consists of (a) 20,193 shares of Class B Common Stock owned directly, and (b) 3,571 shares of Class B Common Stock held by Mr. Pereira in his 401(k) plan account as of September 30, 2018.
(6)	Consists of (a) 16,332 shares of Class B Common Stock owned directly, and (b) 2,927 shares of Class B Common Stock held by Mr. Ash in his 401(k) plan account as of September 30, 2018.
(7)	Consists of restricted shares of Class B Common Stock.
(8)	Consists of (a) 117,620 shares of Class B Common Stock owned directly, (b) 7,000 shares of Class B Common Stock held in the Schorr Family Trust, and (c) 132 shares of Class B Common Stock in his IRA account.
(9)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors (including Howard S. Jonas’ shares of Class A Common, which are convertible into Class B Common Stock), and the following shares of Class B Common Stock: (a) 34,064 shares of Class B Common Stock held by other executive officers; (b) 5,050 shares of Class B Common Stock held by other executive officers’ 401(k) plan accounts as of September 30, 2018; (c) 8,000 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days held by other executive officers; (d) 1,396 shares of Class B Common Stock purchased through the Company’s Employee Stock Purchase Program held by Joyce J. Mason; (e) 9,647 shares of Class B Common Stock owned by Ms. Mason’s husband; and (f) 15,340 shares of Class B Common Stock owned by Ms. Mason’s daughter.
(10)	Assumes conversion of all of the shares of Class A Common Stock, all of which are held by Howard S. Jonas, into shares of Class B Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2018.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2018 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in IDT’s 2018 Proxy Statement.

Eric Cosentino, Chairman
Michael Chenkin
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of our financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2018, which we refer to as the Form 10-K. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in the Form 10-K. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the Compensation Committee of our board of directors to: (i) oversee our general compensation policies; (ii) determine the base salary and bonus, if any, to be paid each year to each of our executive officers; (iii) oversee our compensation policies and practices as they relate to our risk management; and (iv) determine the compensation to be paid each year to our non-employee directors for service on our board of directors and the various committees of our board of directors. In addition, the Compensation Committee administers our Stock Option and Incentive Plans with respect to restricted stock and stock option grants or other equity-based awards made to our executive officers. Further, certain individuals have received grants of equity in certain of our subsidiaries. Shares of restricted stock are granted to our non-employee directors automatically on an annual basis under our 2015 Stock Option and Incentive Plan, and under other policies adopted by the Board and Compensation Committee.

Elements of Compensation

The three broad components of our executive officer compensation are annual base salary, annual cash incentive bonus awards, and long-term equity-based incentive awards. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers, as well as for the Company, in the context of our overall compensation policy. Additionally, the Compensation Committee, in conjunction with our board, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are approved by the Compensation Committee in each fiscal year. The Compensation Committee believes that our current compensation plans are serving their intended purposes and are functioning reasonably. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

Company Performance

In Fiscal 2018, despite the continuation of difficult market conditions for the Company’s legacy core businesses, the Company delivered increases in revenues, income from operations and other financial performance metrics, while continuing to invest in growth initiatives. The positive results were augmented by a change in estimates, but excluding the impact of that change, Fiscal 2018’s financial performance exceeded expectations. Wholesale Carrier Services increased its market share and Boss Revolution’s calling products proved more resilient to market pressures than anticipated. IDT Telecom’s payment services vertical delivered growth in mobile top up revenues and from its direct to consumer money transfer offering. net2phone grew its business organically and through geographic expansion. Investments were made in growth businesses to position the Company to launch enhancements and expansion of offerings in Fiscal 2019. The Company successfully completed the Rafael Spin-Off and has transformed almost exclusively into a telecommunications and payments company.

In Fiscal 2017, IDT Telecom continued to face multiple significant challenges to revenue and profitability, as the telecom industry experienced accelerated movement from paid voice calling over switched phone networks to free over-the-top communications services provisioned over broadband. The Company was able to maintain revenue while seeing its bottom line negatively impacted. IDT Telecom instituted several efforts that were successful in mitigating the impact of the challenges, including cost cutting and development of several new initiatives to diversify revenues and introduce operations with growth and profitability potential. Certain core telecommunications and payment offerings showed resilience to the pressures and new initiatives showed promise and early growth. IDT maintained a healthy balance sheet and paid quarterly dividends. The Company also made progress on monetizing and spinning off non-core assets and operations and developing additional new initiatives.

In Fiscal 2016, IDT Telecom faced significant challenges to revenue and profitability, in particular on the U.S. to Mexico corridor, which was one of the key routes for telecommunications traffic. As previously disclosed, when the cost of terminating calls to Mexico dropped almost to zero, competitors began offering unlimited calling for flat monthly fees. The Company maintained its price constant for a period of time and absorbed the resulting customer attrition. Eventually, the Company lowered its price and offered its own unlimited calling plan, absorbing the consequential impact on profitability. The Company made significant cuts to SG&A expenses to right size and maintain bottom line results despite the top line and margin pressures. As a result, after eliminating the impact of the sale of Fabrix on Fiscal 2015 results, the Company delivered consistent or improved income from operations and net income. Other than on the U.S. to Mexico corridor, revenues from the Company’s flagship Boss Revolution voice service were relatively stable, as growth has slowed. Additionally, the Company continued to invest in newer initiatives and saw growth in several offerings, including Boss Revolution’s international money transfer business, net2Phone’s UCaaS offerings and the National Retail Solutions, Inc. (“NRS”) point-of-sale initiative. The Company also invested in efforts that improved its operating efficiencies and allow for development of yet-to-be-launched growth initiatives.

Compensation Structure, Philosophy and Process

Our executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with the short-term and long-term goals of the Company and with the best interests of our stockholders. Our compensation philosophy is to provide sufficient compensation to attract the individuals necessary to meet our current needs and planned organic growth and changes in operations, as well as for the business units that represent longer-term growth initiatives and provide them with the proper incentives to motivate those individuals to achieve our long-term plans.

The base salary that we pay to each of our Named Executive Officers is based on the responsibilities undertaken by the respective individuals, if applicable, the business unit managed and its complexity and role within the Company, and the market place for employment of people of similar skills and backgrounds. The base salaries paid are determined by discussions with the covered individual and his or her manager, as well as budgetary considerations. Such base salaries are approved by the relevant members of our senior management and, in the case of executive officers and certain other key, highly compensated individuals, the Compensation Committee.

Incentive compensation is designed to reward contributions towards achieving the Company’s goals for the current period, as well as for the longer term. The Compensation Committee, with recommendations from the Company’s management, sets goals for executive compensation in each fiscal year. These goals are set for the Company and for specific operating divisions and are designed to set forth achievable goals for the current performance of the Company and its business units and for current contributions to long-term initiatives. The Compensation Committee’s decision regarding bonuses is primarily subjective and specific to each Named Executive Officer and is made by the Committee in its discretion after an overall assessment of all of the factors it deems appropriate, which includes, but is not limited to, the specific Company-wide goals, the individual’s role in achieving those goals, if relevant, the performance of the business unit over which the individual exercised management, and other accomplishments during the fiscal year that were deemed relevant in specific instances. Following the end of a fiscal year, our management sets Company-wide bonus amounts for the fiscal year then-ended, based on Company performance and available resources. The proposed bonuses are then presented to the Compensation Committee. The bonus amounts awarded to executive officers are the result of subjective determinations made by the relevant members of management and the Compensation Committee with respect to each subject individual, based on Company and individual performance, particularly relative to the performance goals set by the Compensation Committee for the fiscal year, and levels relative to the bonuses of other personnel and officers. Individual bonus amounts are not determined based on previously established formulae, targets or ranges, though prior year amounts, performance versus budgets and similar figures may serve as guidelines for bonuses for certain executives, and individuals and their direct supervisors may use target figures in initiating discussions of bonus levels.

Executive officers are eligible to receive cash bonuses of up to 100% of base salary (or up to 120% or higher upon extraordinary performance) based upon performance, including the specific financial and other goals set by the Compensation Committee, which goals are Company-wide, specific to a business unit or specific to an executive and his or her area of responsibility, as well as specific extraordinary accomplishments by such officers during the relevant period. Specific bonuses will depend on the individual achievements of executives and their contribution to achievement of the enumerated goals. These goals are approved by the Compensation Committee.

Equity grants are made to provide longer term incentive compensation and to better align the interests of our executives with our stockholders. Executives have been granted equity interests in the Company and, in limited circumstances, with regard to individuals whose areas of responsibility focus on specific operations or who have contributed in significant ways to specific subsidiaries, in those subsidiaries, so as to better incentivize and reward the executives for the results of their efforts.

Compensation Decisions Made in Fiscal 2018

Goals and Performance

At a meeting held on September 18, 2017, the Compensation Committee approved the following goals for Fiscal 2018: (i) meet or exceed total IDT budgeted revenue and/or budgeted gross profit (based on internal non-GAAP calculation); (ii) meet or exceed total IDT budgeted EBITDA, and EBITDA less capital expenditures; (iii) achieve positive free cash flow; (iv) rollout the Boss Revolution MVNO nationwide, while introducing unlimited pricing for data, device financing, MVNO promotion tools and broader plan choices; (v) increase customer retention by deploying various CRM initiatives including micro-targeting segments, use of promotion codes and money remittance offers on the retailer portal, online and in-apps; (vi) grow Boss Revolution retailers and improve retailer engagement and interaction across all products and services; (vii) improve Boss Revolution retailer portal user experience with Phase 2 enhancements for PINless, Top-up and Money Remittance; (viii) launch Calling App 4.0 and increase monthly app callers; (ix) introduce a Boss Revolution Money wallet for telecommunications, payment services and purchase transactions; (x) introduce the Boss Revolution Money remittance portal nationally and expand into new states and grow retailer and online transactions; (xi) integrate Picup and Live Ninja features and launch as a unified communications product enhanced by additional features while developing an in-house Hosted PBX platform; (xiii) grow net2phone total seats; (xiv) create an outsourcing business model for Wholesale Carrier Services that provides a new strategic capability in the international long-distance marketplace; (xv) increase ratio of IP to TDM wholesale traffic by 25%; (xvi) grow NRS point of sale terminal installs and generate additional revenue from all NRS offerings; (xvii) launch NRS ordering apps for both retailers and consumers and better integrate with Boss Revolution platform; (xviii) restructure internal technology organization; (xix) complete spin-off of non-core assets and operations as Rafael Holdings; (xx) complete sale of Gibraltar-based bank; and (xxi) maintain PCI Level 1 compliance.

At a meeting held on September 13, 2018, management reported to the Compensation Committee on the Company’s performance relative to the above goals as follows:

●	the Company exceeded its budgeted revenue by more than 9% and gross profit by more than 11%;

●	the Company exceeded its budgeted amounts for both EBITDA and EBITDA less capital expenditures;

●	the Company achieved positive free cash flow;

●	the Boss Revolution MVNO was rolled out nationwide, including unlimited pricing for data, however device financing, MVNO promotion tools and broader plan choices were not offered;

●	IDT Telecom deployed CRM initiatives including micro-targeting segments, use of promotion codes and money remittance offers on the retailer portal, online and in-apps, but did not succeed in creating a member profile;

●	the Company failed to grow its Boss Revolution retailer network to its targeted amount, and did not sufficiently improve retailer engagement and interaction across all products and services;

●	the Company improved the Boss Revolution retailer portal user experience with Phase 2 enhancements for Boss Revolution PINless, Mobile Top-up and Money Remittance;

●	IDT Telecom launched Calling App 4.0 for Android outside of the United States;

●	Boss Revolution exceeded its goals for growth of monthly app callers;

●	the Boss Revolution Money wallet for telecommunications, payment services and purchase transactions has progressed, but was not launched;

●	the Boss Revolution Money remittance portal was not released nationally, online transactions exceeded goals, but growth in retailer transactions fell short of targets;

●	net2phone successfully integrated Live Ninja features with Picup, but the integrated offering was not launched as a unified communications product; additional enhancements are in beta testing;

●	net2phone total seats grew to levels just short of targets;

●	Wholesale Carrier Services successfully created an outsourcing business model;

●	Wholesale Carrier Services increased the ratio of IP to TDM wholesale traffic by over 50%;

●	NRS’ point of sale terminal installs and revenue from NRS’ offerings both grew, but less than targeted;

●	NRS failed to finalize and launch ordering apps for both retailers and consumers or improve integration with the Boss Revolution platform;

●	the Company was partially successful in restructuring its internal technology organization;

●	the Rafael spin-off was completed;

●	the sale of the Gibraltar-based bank was not completed; and

●	the Company maintained PCI Level 1 compliance.

Bonus Awards for Fiscal 2018 Performance

In light of the performance relative to the enumerated goals and the overall financial performance of the Company in challenging market conditions, management recommended performance bonuses for management that were substantially in line with those paid in respect of Fiscal 2016. In Fiscal 2017, performance bonuses for all executives with direct responsibility for operational matters were reduced from the prior year levels. The following individual bonus levels were determined and paid in Fiscal 2019 in respect of Fiscal 2018:

Shmuel Jonas received a cash bonus of $355,000, an increase from $236,500 he received for Fiscal 2017. In Fiscal 2018, he continued to provide overall strategic guidance and directing efforts to balance the focus of the Company between legacy core businesses and growth initiatives. Shmuel Jonas was instrumental in budgeting decisions and allocation of resources and in setting priorities for development. He continued to drive cost cutting and right-sizing to enable the Company to maintain performance in extremely challenging competitive and industry environments.

Marcelo Fischer was paid a cash bonus of $115,500, an increase from $103,500 he received for Fiscal 2017. As the principal financial officer of the Company and the Chief Financial officer of IDT Telecom, Mr. Fischer is one of the principal executives responsible for strategic planning, budgeting and ensuring that the Company has the necessary resources to execute on management’s and the board’s direction. He assists in projecting the needs of the business in light of market conditions and the priorities established for development. Mr. Fischer was instrumental in the factors that led to the Company’s financial performance that exceeded budgets and expectations. He plays a significant role in internal controls and other matters necessary to achieve and maintain PCI compliance.

Bill Pereira was paid a cash bonus of $300,000, a reduction from $400,000 he received for Fiscal 2017. During Fiscal 2018, he transitioned from his role as Chief Executive Officer of IDT Telecom to President and Chief Operating Officer of the Company. As the principal executive officer most directly responsible for IDT Telecom, Mr. Pereira is closely and directly involved in all aspects of IDT Telecom operations. Mr. Pereira was the principal executive responsible for developing and implementing all initiatives related to new initiatives and core operations. He is a key decision maker in setting priorities for development and allocation of resources and provides strategic guidance in balancing current performance and investment in future growth. He also plays a significant role in implementing cost cutting efforts to right size the Company. Mr. Pereira also received an additional $425,000 in compensation in connection with the termination of his employment agreement and change in role discussed below.

Menachem Ash was paid a cash bonus of $130,000, in addition to a mid-year bonus of $200,000 he received during Fiscal 2018. The total bonus compensation is an increase from $185,000 he received for Fiscal 2017 performance. Mr. Ash is responsible for supporting existing operations and plays a significant role in various strategic initiatives. He successfully navigated the resolution of several legal and regulatory matters and played a key role in supporting development at Rafael Pharmaceuticals and in the successful completion of the Rafael Spin-Off. Mr. Ash is also actively involved in the legal aspects of dealing with third parties, including commercial relationships, strategic partnerships and disputes.

David Wartell received a cash bonus of $100,000, an increase from $8,500 paid for Fiscal 2017 when he was employed by the Company for only a portion of the period. As the Company’s Chief Technology Officer, Mr. Wartell is responsible for managing all technology development at the Company. He is instrumental in planning development goals and determining what can be accomplished, as well as allocation of resources. He also directed the restructuring of the technology organization within the Company and instituting incentives and agile development processes.

Howard Jonas did not receive a cash bonus for Fiscal 2018 performance. Howard Jonas provides strategic guidance to the Company and is actively involved in all major decisions and in the implementation of key initiatives for the Company.

Base Salaries

The Company paid base salaries to its executives intended to meet the goals and purposes outlined above. The base salaries of certain executives are set forth in written agreements with the Company. Subject to those written agreements, the base salaries are set by the Compensation Committee on an annual basis, based on presentations made by management. No changes were made to the base compensation of any Named Executive Officers for Fiscal 2018, and all such salaries remained at the Fiscal 2017 level.

Pursuant to the Fourth Amended and Restated Employment Agreement (the “Fourth Amended H. Jonas Agreement”), dated December 14, 2016, between the Company and Howard Jonas that is discussed in more detail below, Howard Jonas receives a cash base salary of $250,000 per annum. In addition, in Fiscal 2017, under the agreement, he received a grant of 69,624 restricted shares of Class B Common Stock of the Company that vest over the term of the agreement.

Shmuel Jonas receives a base salary of $495,000 per annum.

Marcelo Fischer receives a base salary of $395,000 per annum.

Under the agreement described below, Bill Pereira receives a base salary of $500,000 per annum.

Mr. Ash received a base salary of $370,000 per annum until April 9, 2018, when his base salary was reduced to $185,000 per annum as a result of Mr. Ash being the President of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018.

Mr. Wartell receives a base salary of $300,000 per annum.

Equity Grants

There were no equity grants made to executive officers of the Company in Fiscal 2018.

Employment Agreement

On December 5, 2017, the Company entered into an agreement with Bill Pereira. Under the agreement, effective December 31, 2017, the existing employment agreement between IDT Telecom and Mr. Pereira was terminated, and Mr. Pereira’s role changed from Chief Executive Officer of IDT Telecom to serving as President and Chief Operating Officer of the Company. Mr. Pereira is paid a $425,000 bonus over the course of the remainder of Fiscal 2018. Mr. Pereira was paid a base salary of $500,000 per year, and will have a target annual bonus of $300,000, based on performance and as approved by the Compensation Committee. Mr. Pereira will also be entitled to participate in any of the Company’s broad-based equity grants to its employees. Should Mr. Pereira’s employment be terminated without Cause or should he resign for Good Reason (as such terms are defined in the agreement), the Company will be obligated to pay him severance of $800,000. The agreement continues until it is terminated by either the Registrant or Mr. Pereira.

Compensation Decisions Made in Fiscal 2017

Goals and Performance

At a meeting held on September 21, 2016, the Compensation Committee approved the following goals for Fiscal 2017: (i) meet or exceed budgeted revenue and/or budgeted relevant margin; (ii) meet or exceed budgeted EBITDA less capital expenditures (excluding capital expenditures made by entities in which IDT has a minority interest); (iii) achieve positive cash flow (excluding results of entities included in IDT’s consolidated financial results in which IDT owns a minority equity interest); (iv) launch MVNO beta in the marketplace; (v) release version 3.0 of Boss Revolution calling app (including messaging and peer-to-peer calling) along with various version enhancements including introduction of Boss Share; (vi) grow net2Phone Office seats, expand into Brazil, and launch PICUP premium features including an app for outbound service; (vii) continue growing money remittance via geographic expansion, release of a payments app for money remittance, while launching initial version of new payment mechanism; (viii) grow National Retail Solutions and enhance functionality; (ix) release new version of Boss Revolution retailer portal nationwide and expand its functionality to include Money Remittance, Bill Pay and deeper integration with NRS; (x) continue to upgrade IDT Telecom technology infrastructure by improving back-end systems, automating processes, expanding deployment of Birst initiative, and moving a significant amount of applications to the cloud; (xi) develop Beta version of next generation communications app as well as MagicWords 2.0; (xii) maintain PCI Level 1 compliance; (xiii) diversify current revenue stream to more destinations both for calling and remittance by targeting a more diverse immigrant population; and (xiv) complete NCT customer and network migration.

At a meeting held on September 18, 2017, management reported to the Compensation Committee on the Company’s performance relative to the above goals as follows:

●	The Company exceeded its budgeted revenue and its internal measure of gross profit;

●	The Company’s EBITDA less capital expenditures (excluding capital expenditures made by entities in which IDT has a minority interest) exceeded budget;

●	The Company did not achieve positive cash flow;

●	IDT Telecom launched an MVNO beta offering in Denver, Colorado;

●	Version 3.0 of Boss Revolution calling app (including messaging and peer-to-peer calling) along with various version enhancements including introduction of Boss Share was successfully launched;

●	net2Phone Office seats grew but did not achieve the Company’s internal target; service was expanded into Brazil and Argentina; and PICUP premium features were introduced, all as the Company’s UCaaS segment;

●	Money remittance was expanded geographically, and the number of transactions processed grew by 70%; payment app was launched;

●	National Retail Solutions met its targets for installations of its POS terminals and enhanced functionality;

●	The Boss Revolution retailer portal was launched but with more limited functionality than was targeted;

●	Certain upgrades to IDT Telecom technology infrastructure were successfully implemented; expanded deployment of Birst and initiative to moving a significant amount of applications to the cloud is behind schedule;

●	MagicWords 2.0 was completed; focus shifted from Beta version of next generation communications app to version 4.0 of the Calling App;

●	The Company maintained PCI Level 1 compliance;

●	Revenue streams were diversified in accordance with plan; and

●	NCT customer and network migration were completed.

In addition, Rafael Pharmaceuticals, in which the Company owns interests, was cleared by the FDA to conduct further clinical trials.

Bonus Awards for Fiscal 2017 Performance

Despite the achievement of the majority of the goals set for Fiscal 2017, in light of the Company’s overall operational performance in Fiscal 2017, management recommended reduced performance bonuses from Fiscal 2016 levels for all executives with direct responsibility for operational matters. The following individual bonus levels were determined and paid in Fiscal 2018 in respect of Fiscal 2017:

Shmuel Jonas received a cash bonus of $236,500. For Fiscal 2016, he received no cash bonus, but was granted equity representing 7.5% of the equity interests in NRS. For Fiscal 2015, he received a cash bonus of $330,000. Shmuel Jonas provided overall strategic guidance, making key decisions as to direction and on new initiatives. He continued to implement cost cutting efforts that enable the Company to maintain performance in extremely challenging competitive and industry environments.

Marcelo Fischer was paid a cash bonus of $103,500, a reduction from $120,000 paid in respect of Fiscal 2016. The reduction was in line with the cut to operational executive bonuses described above. As the principal financial officer of the Company and the Chief Financial officer of IDT Telecom, Mr. Fischer is one of the principal executives responsible for strategic planning and anticipating changes to the marketplace and in preparing responses to such changes. He was an essential participant in planning and executing on IDT Telecom’s new initiatives. He plays a significant role in internal controls and other matters necessary to achieve and maintain PCI compliance.

Bill Pereira was paid a cash bonus of $400,000, a reduction from $600,000 he received for Fiscal 2016. The reduction was in line with the cut to operational executive bonuses described above. As Chief Executive Officer of IDT Telecom, Mr. Pereira is closely and directly involved in all aspects of IDT Telecom operations. Mr. Pereira was the principal executive responsible for developing and implementing all initiatives related to new products and existing products. Mr. Pereira is a principal decision maker on allocation of resources to developing operations. He provided the strategic guidance in balancing current performance and investment in future growth. Finally, he was integral to the changes implemented in IDT Telecom infrastructure and internal compliance efforts.

Menachem Ash was paid a cash bonus of $185,000, an increase from the $100,000 bonus he received for Fiscal 2016 performance. Mr. Ash is responsible for supporting existing operations and plays a significant role in various strategic initiatives. He successfully navigated the resolution of several legal and regulatory matters and played a key role in supporting development at Rafael Pharmaceuticals and in the planned spin-off of the Company’s non-core assets and operations. Mr. Ash is also actively involved in the legal aspects of dealing with third parties, including commercial relationships, strategic partnerships and disputes.

Howard Jonas did not receive a cash bonus for Fiscal 2017 performance. For Fiscal 2016, he received equity interests representing 2.5% of the equity interests in NRS. Howard Jonas provides strategic guidance to the Company and is actively involved in all major decisions and in the implementation of key initiatives for the Company.

Base Salaries

The Company paid base salaries to its executives intended to meet the goals and purposes outlined above. The base salaries of certain executives are set forth in written agreements with the Company, which agreements are described below. Subject to those written agreements, the base salaries are set by the Compensation Committee on an annual basis, based on presentations made by management. No changes were made to the base compensation of any executive officers for Fiscal 2017, and all such salaries remained at the Fiscal 2016 level.

Pursuant to the Fourth Amended H. Jonas Agreement, Howard Jonas receives a cash base salary of $250,000 per annum, plus he received a grant of 69,624 restricted shares of Class B Common Stock of the Company that vest over the term of the agreement.

Shmuel Jonas received a base salary of $495,000 per annum.

Marcelo Fischer received a base salary of $395,000 per annum.

Under an employment agreement with IDT Telecom, Bill Pereira received a base salary of $500,000 per annum. That agreement expired on December 31, 2017.

Mr. Ash received a base salary of $370,000 per annum.

Equity Grants

In connection with the entry into the Fourth Amended H. Jonas Agreement, the Company granted 69,624 restricted shares of Class B Common Stock of the Company to Howard Jonas. The shares vest in equal installments in January 2017, 2018 and 2019 and constitute a portion of Howard Jonas’ base compensation for the term of the agreement.

On May 2, 2017, the Company granted Howard Jonas options to purchase 1,000,000 shares of the Company’s Class B Common Stock at a price per share of $14.93 per share, which was the closing price of the Class B Common Stock on the day prior to the grant date. The options have a term of five years. The options were exercisable upon grant, and, subject to the terms of the Fourth Amended H. Jonas Agreement, the Company has the right to repurchase the shares (if the option is exercised) at the exercise price upon termination of Howard Jonas’ employment with the Company. The repurchase right lapses pro rata in May 2018, 2019 and 2020 and the option grant is subject to ratification by the Company’s stockholders. The options were granted in connection with Howard Jonas’ expanded role managing the Company’s investment in Rafael Pharmaceuticals.

Employment Agreement

On December 14, 2016, the Company and Howard Jonas entered into the Fourth Amended H. Jonas Agreement that replaced the Third Amended and Restated Employment Agreement that was expiring. The Company entered into the agreement to ensure the continued service of Howard Jonas. The terms of the agreement are described in more detail below.

Compensation Decisions Made in Fiscal 2016

Goals and Performance

At a meeting held on September 24, 2015, the Compensation Committee approved the following goals for Fiscal 2016: (i) meet or exceed (A) budgeted Revenue and/or (B) budgeted direct cost of revenue as a percentage of revenue (“Relevant Margin”); (ii) meet or exceed budgeted EBITDA less Capital Expenditures; (iii) achieve positive cash flow; (iv) reorganize the Company into three separate entities, with goal to spin-off two business units to stockholders; (v) continue to enhance Boss Revolution product platform including the introduction of new functionality and products; (vi) get closer to consumers by updating the Boss Revolution Calling App, providing for greater flexibility and expanding options for customers to access our systems and their accounts; (vii) significantly grow the Money Remittance business unit’s number of transactions processed via the retailer portal and website and advance payment functionality; (viii) grow the IDT Retail point of sale offering; (ix) grow net2Phone Office seats and other net2Phone initiatives; (x) operate South American retail operations at break even or positive; (xi) continue to improve IDT Telecom technology infrastructure by reducing duplicate platforms when possible, improving internal systems and platforms, and moving a significant number of applications to the Cloud; (xii) maintain PCI Level 1 compliance; and (xiii) grow Zedge revenues by 25% while having it remain cash flow positive.

At a meeting held on September 21, 2016, management reported to the Compensation Committee on the Company’s performance relative to the above goals as follows:

●	The Company missed its internal revenue target by 2.2% and Relevant Margin target by 4.9%, as the pressures in the U.S. to Mexico corridor negatively impacted performance.

●	The Company exceeded its internal EBITDA less Capital Expenditures target by 7.6% and generated $30.7 million in cash flow from operations less capital expenditures.

●	The Zedge spin-off was successfully completed and the spin-off of other non-telecom operations was deferred as management focused on alternative strategic initiatives.

●	While advances were made, management did not believe it met its goal with respect to enhancements of the Boss Revolution product and platform.

●	The Boss Revolution calling app was not launched, but other advances were made.

●	Money remittance transactions increased but fell short of internal targets.

●	IDT Retail Solutions grew installations but missed its internal target for store count. Investment exceeded budget.

●	net2Phone Office grew beyond internal targets. PICUP launched and spent far less than was budgeted.

●	South American Retail operations were profitable.

●	Significant progress was made in the multi-year plan to improve IDT Telecom infrastructure.

●	The Company maintained PCI Level 1 compliance.

●	Zedge revenues grew 23% and it achieved record operational profitability.

Bonus Awards for Fiscal 2016 Performance

In connection with performance and accomplishments, management recommended, and the Compensation Committee approved, in general, to maintain bonuses for executive officers and other key employees at the prior year level, with some increases and decreases in specific circumstances. The following individual bonus levels were determined and paid in Fiscal 2017 in respect of Fiscal 2016:

Shmuel Jonas did not receive a cash bonus for Fiscal 2016, compared to the $330,000 cash bonus he received in Fiscal 2015, but the Compensation Committee did approve the transfer of equity in NRS to him discussed below in respect of his performance during Fiscal 2016 and contribution to the achievement of the stated goals. Shmuel was instrumental in providing overall strategic guidance, support of new initiatives and the cost cutting efforts that enabled the Company to operate profitably despite revenue and margin pressure. In light of the steps undertaken by the Company, Shmuel Jonas refused a cash bonus.

Marcelo Fischer was paid a cash bonus of $120,000, unchanged from the prior fiscal year’s bonus. As the principal financial officer of the Company and the Chief Financial officer of IDT Telecom, Mr. Fischer was involved in all decisions on budgeting, new initiatives, spending and otherwise related to IDT Telecom operations and execution of the initiatives that produced the Company’s results. He was an essential participant in the spin-off of Zedge and driving the growth of new initiatives. He helped to craft and implement the responses to the challenges from the changes on the U.S. to Mexico route, and played a significant role in the internal controls and other matters necessary to achieve and maintain PCI compliance.

Bill Pereira was paid a cash bonus of $600,000, unchanged from the prior year. As Chief Executive Officer of IDT Telecom, Mr. Pereira was the principal executive responsible for IDT Telecom’s performance and for implementing all initiatives related to new products and growth of sales of existing products. He played a leading role in all strategic initiatives involving IDT Telecom. Mr. Pereira was the principal decision maker on the launch of new products, customer relations initiatives and relations with strategic partners, as well as on allocation of resources to developing operations. He provided the strategic guidance in balancing current performance and investment in future growth. Finally, he was integral to the changes implemented in IDT Telecom infrastructure and internal compliance efforts.

Menachem Ash was paid a cash bonus of $100,000, an increase of $15,000 from the bonus he received for Fiscal 2015 performance. Mr. Ash served as Executive Vice President of Strategy and Legal Affairs and was actively involved in the legal aspects of many matters and dealing with third parties, including commercial relationships, strategic partnerships and disputes. Mr. Ash was instrumental in creating the infrastructure that houses and supports many of the new initiatives and consummated certain strategic investments advanced by the Company during Fiscal 2016. He played a major role in implementing the Zedge spin-off.

Howard Jonas did not receive a cash bonus for Fiscal 2016 performance, but the Compensation Committee did approve the transfer of equity in NRS discussed below in respect of his performance during Fiscal 2016 and contribution to the achievement of the stated goals. Howard Jonas provides strategic guidance to the Company and is actively involved in all major decisions and in the implementation of key initiatives for the Company.

Base Salaries

The Company pays base salaries to its executives intended to meet the goals and purposes outlined above. The base salaries of certain executives are set forth in written agreements with the Company, which agreements are described below. Subject to those written agreements, the base salaries are set by the Compensation Committee on an annual basis, based on presentations made by management. No changes were made to the base compensation of any executive officers for Fiscal 2017, therefore all such salaries in Fiscal 2016 were the same as Fiscal 2017 described above.

Equity Grants in respect of Fiscal 2016 Performance

At a meeting held on September 21, 2016, the Compensation Committee approved the transfer of equity interests in NRS to Shmuel Jonas and Howard Jonas. Shmuel Jonas received common stock representing 7.5%, and Howard Jonas received common stock representing 2.5%, of the total equity in NRS. The grants were made on November 2, 2016, after a valuation of NRS was completed, and vest in equal portions on the first, second and third anniversaries of the grant date, and are entitled to protection against dilution.

Goals for Fiscal Year 2019

At a meeting held on September 13, 2018, the Compensation Committee approved executive compensation goals for Fiscal 2019. The goals set were more granular than in past years and focused on specific business units or departments as well as on the Company as a whole. The Compensation Committee may consider performance during Fiscal 2019 relative to the expanded list of goals either overall, or with respect to specific executives with responsibility for the relevant unit or department. The goals listed below are those that are expected to be more directly relevant to executive performance-based compensation.

●	Meet or exceed budgeted revenue and gross profit (excluding European retail operations and results from the Gibraltar-based bank) Company-wide and for specific business verticals;

●	Meet or exceed budgeted EBITDA and EBITDA less Capex (excluding European retail operations and results from the Gibraltar-based bank);

●	Achieve positive cash flow;

●	Transition Boss Revolution Mobile to weekly plans and add a family offering; expand availability of compatible devices and provide consumers with a financing option to acquire a device;

●	Expand network of wireless distributors for Boss Revolution Mobile; grow user base;

●	Upgrade boss Revolution Retailer PINless portal; expand plan offerings synergistically with other business verticals;

●	Improve interactions with Boss Revolution retailers by piloting use of Salesforce;

●	Increase monthly user base for Calling App; Complete migration to version 4.0;

●	Grow money remittance retailer-based and direct to consumer transactions; improve gross profit contribution; expand geographic focus;

●	Improve user experience for retailers and expand payment options for consumers of money remittance;

●	Create Boss Revolution wallet;

●	Test crypto currency in-app purchases;

●	Grow net2phone seats organically; expand to additional Latin American and Asian countries;

●	Roll out unified net2phone offering;

●	Integrate Versature acquisition;

●	Grow Wholesale Carrier Services’ strategic relationships;

●	Evaluate use of blockchain to increase efficiencies of Wholesale Carrier Services;

●	Grow NRS installed base and credit card processing accounts; increase and diversify NRS revenue;

●	Launch NRS consumer and retailer ordering apps;

●	Further integrate Boss Revolution Portal and NRS;

●	Improve efficiency and implement cost savings in technology development while maintaining established SLA’s; and

●	Transition credit card processing for certain transaction types while maintaining PCI compliance.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or awarded for performance during Fiscal 2018 and, where required, Fiscal 2017 and Fiscal 2016, to each of the Chief Executive Officer, the principal financial officer, the three other highest paid executive officers of the Company during Fiscal 2018, and Howard S. Jonas, the Chairman of the Board (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Shmuel Jonas	2018	$495,000	$355,000	$—		$—		$5,040	(4)	$855,040
Chief Executive Officer(3)	2017	$495,000	$236,500	$—		$—		$19,643	(4)	$751,143
	2016	$495,000	$—	$93,450	(5)	$—		$37,226	(4)	$625,676

Howard S. Jonas	2018	$250,000	$—	$—		$—		$23,816	(7)	$273,816
Chairman of the Board(6)	2017	$250,000	$—	$1,366,023	(8)	$3,261,198	(9)	$17,638	(10)	$4,894,859
	2016	$250,000	$—	$31,150	(11)	$—		$7,810	(10)	$288,960

Marcelo Fischer	2018	$395,000	$115,000	$—		$—		$6,200	(13)	$516,200
Senior Vice President – Finance	2017	$395,000	$103,500	$—		$—		$10,550	(14)	$509,050
(Principal Financial Officer)(12)	2016	$395,000	$120,000	$—		$—		$13,250	(15)	$528,250

Bill Pereira	2018	$500,000	$725,000	$—		$—		$10,207	(17)	$1,235,207
President and Chief Operating Officer,	2017	$500,000	$400,000	$—		$—		$21,760	(18)	$921,760
Board Member(16)	2016	$500,000	$600,000	$—		$22,263	(19)	$31,083	(20)	$1,153,346

Menachem Ash	2018	$313,077	$330,000	$—		$—		$4,100	(22)	$647,177
Executive Vice President of Strategy and	2017	$370,000	$185,000	$—		$—		$6,275	(23)	$561,275
Legal Affairs(21)	2016	$370,000	$100,000	$—		$—		$7,625	(24)	$477,625

David Wartell	2018	$275,865	$100,000	$—		$—		$5,600	(26)	$381,465
Chief Technology Officer(25)

(1)	The Company’s executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with that of the Company and its stockholders. The Named Executive Officers were awarded bonuses based on certain accomplishments in respect of the relevant fiscal year, as set forth in the Compensation Discussion and Analysis above. The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.
(2)	The amounts shown in these columns reflect the aggregate grant date fair value of restricted stock awards and option awards computed in accordance with FASB ASC Topic 718. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 17 – Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2018. Restricted Class B Common stockholders are entitled to receive any dividends paid on Class B Common Stock of the Company. Stock Awards include the value of stock awards made in a subsequent fiscal year for services during the fiscal year in question.
(3)	Shmuel Jonas served as Chief Operating Officer from June 24, 2012 until December 31, 2013; and was elected Chief Executive Officer as of January 1, 2014.
(4)	Represents dividends paid on unvested restricted shares of Class B Common Stock that were held by Shmuel Jonas.
(5)	Consists of the value of 30,000 restricted shares of Class B Common Stock of National Retail Solutions Inc., a subsidiary of the Company (“NRS”), granted on November 2, 2016 to vest equally on each of November 2, 2017, 2018 and 2019. These 30,000 shares represented 7.5% of the outstanding equity of NRS as of October 22, 2016. Although this stock grant was issued to Shmuel Jonas during Fiscal 2017, it is included above in Fiscal 2016 because it was granted as a bonus to Shmuel Jonas in connection with his service to the Company during Fiscal 2016.
(6)	Howard S. Jonas served as Chief Executive Officer from October 22, 2009 until December 31, 2013 and has served as Chairman of the Board since December 11, 2002.
(7)	Consists of (i) $21,816 in dividends paid on shares of unvested restricted of Class B Common Stock that were held by Howard S. Jonas and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.

(8)	Consists of the value of a grant of 69,624 restricted shares of Class B Common Stock granted on January 5, 2017 to vest as to 23,208 shares on each of January 5, 2017, January 5, 2018 and January 5, 2019.
(9)	Consists of the value of a grant of an option to purchase up to 1,000,000 shares of Class B Common Stock granted on May 2, 2017 with an exercise price of $14.93 per share and with certain repurchase rights by the Company that vested in full immediately upon grant.
(10)	Represents dividends paid on unvested restricted shares of Class B Common Stock that were held by Howard S. Jonas.
(11)	Consists of the value of 10,000 restricted shares of Class B Common Stock of NRS, granted on November 2, 2016 to vest equally on each of November 2, 2017, 2018 and 2019. These 10,000 shares represented 2.5% of the outstanding equity of NRS as of October 22, 2016. Although this stock grant was issued to Howard S. Jonas during Fiscal 2017, it is included above in Fiscal 2016 because it was granted as a bonus to Howard S. Jonas in connection with his service to the Company during Fiscal 2016.
(12)	Mr. Fischer was appointed as Senior Vice President–Finance on October 31, 2011, and is the principal financial officer of the Company.
(13)	Consists of (i) $4,000 in dividends paid on shares of unvested restricted of Class B Common Stock that were held by Marcelo Fischer and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(14)	Consists of (i) $8,550 in dividends paid on shares of unvested restricted of Class B Common Stock that were held by Marcelo Fischer and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(15)	Consists of (i) $11,250 in dividends paid on shares of unvested restricted of Class B Common Stock that were held by Marcelo Fischer and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(16)	Mr. Pereira served as Chief Executive Officer and President of IDT Telecom until December 31, 2017, at which time he was appointed as President and Chief Operating Officer. Mr. Pereira does not receive compensation for his role as a director of the Company.
(17)	Consists of (i) $8,207 in dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Pereira and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(18)	Consists of (i) $19,760 in dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Pereira and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(19)	Represents the value of the issuance to Mr. Pereira on June 7, 2016 of fully vested options to purchase 10,222 shares of Class B Common Stock at $13.93 per share with an expiration date of April 22, 2020. This issuance was in connection with the amendment of the exercise price of an outstanding option in connection with the spinoff of Zedge, Inc., resulting in the deemed cancellation of the “old” option and the grant of a replacement option. The corresponding cancelled option was originally granted on April 23, 2007 with an exercise price of $16.18 and was fully vested.
(20)	Consists of (i) $29,083 in dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Pereira and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(21)	Mr. Ash has served as Executive Vice President of Strategy and Legal Affairs since October 23, 2012.
(22)	Consists of (i) $2,100 in dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Ash and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(23)	Consists of (i) $4,275 in dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Ash and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(24)	Consists of (i) $5,625 in dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Ash and (ii) $2,000, which represents the value of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) plan.
(25)	Mr. Wartell has served as Chief Technology Officer since March 2018.
(26)	Consists of dividends paid on unvested restricted shares of Class B Common Stock that were held by Mr. Wartell.

Employment Agreements

Howard S. Jonas: On October 28, 2011, the Company and Howard S. Jonas entered into the Second Amended and Restated Employment Agreement (the “Second Revised Jonas Agreement”) with a term from October 28, 2011 to December 31, 2013. Pursuant to the Second Revised Jonas Agreement, Howard S. Jonas was entitled to receive an annual cash base salary of $50,000 and 883,333 restricted shares of Common Stock (which were later converted to shares of Class B Common Stock) and 1,176,427 restricted shares of Class B Common Stock in lieu of a cash base salary from January 1, 2009 through December 31, 2013.

On October 28, 2011, the Company spun off its subsidiary, Genie Energy Ltd. Since the spin-off, Howard S. Jonas has served as the Chairman of the Board of Genie Energy and, since January 1, 2014, also as Chief Executive Officer of Genie Energy.

On November 29, 2013, the Company announced that Howard S. Jonas would step down as Chief Executive Officer of the Company on December 31, 2013, but would remain Chairman of the Board. On December 20, 2013, the Company and Howard S. Jonas entered into the Third Amended and Restated Employment Agreement (the “Third Revised Jonas Agreement”) with a term from January 1, 2014 to December 31, 2016. Pursuant to the Third Revised Jonas Agreement, Howard S. Jonas (i) served as Chairman of the Board of Directors of the Company, (ii) received an annual cash base salary of $250,000 and (iii) received a grant of 63,320 restricted shares of Class B Common Stock that vested in equal amounts on January 5th of 2014, 2015 and 2016.

On December 14, 2016, the Company and Howard S. Jonas entered into the Fourth Amended and Restated Employment Agreement (the “Fourth Revised Jonas Agreement”) with a term from January 1, 2017 to December 31, 2019. Pursuant to the Fourth Revised Jonas Agreement, Howard S. Jonas (i) will serve as Chairman of the Board of Directors of the Company, (ii) will receive an annual cash base salary of $250,000 and (iii) received a grant of 69,624 restricted shares of Class B Common Stock that as to vest in equal amounts on January 5th of 2017, 2018 and 2019.

Bill Pereira: On January 12, 2015, Mr. Pereira and IDT Telecom entered into an Amended and Restated Employment Agreement (the “Revised Pereira Agreement”), pursuant to which Mr. Pereira received an annual base salary of $500,000 from January 1, 2015 to December 31, 2017 (the term of the Revised Pereira Agreement). In addition, Mr. Pereira was entitled to participate in any established bonus program for senior executive management as approved by the Compensation Committee. Mr. Pereira also received, on January 12, 2015, a grant of 25,000 restricted shares of the Company’s Class B Common Stock, which was granted pursuant to the Company’s 2015 Plan, and vested in three equal annual installments commencing on January 5, 2016. Among other things, the Revised Pereira Agreement provided that Mr. Pereira would serve as Chief Executive Officer of IDT Telecom. The Revised Pereira Agreement was automatically extendable for additional one-year periods unless IDT Telecom or Mr. Pereira notified the other within sixty days of the end of the term that the agreement would not be extended.

On December 5, 2017, the Company entered into an agreement with Mr. Pereira (the “Second Pereira Agreement”). Under the Second Pereira Agreement, effective December 31, 2017, the Revised Pereira Agreement was terminated, and Mr. Pereira’s role changed from Chief Executive Officer of IDT Telecom to serving as President and Chief Operating Officer of the Company. Mr. Pereira was paid a $425,000 bonus over the course of the remainder of fiscal 2018. Mr. Pereira is paid a base salary of $500,000 per year, and will have a target annual bonus of $300,000, based on performance and as approved by the Compensation Committee. Mr. Pereira will also be entitled to participate in any of the Company’s broad-based equity grants to its employees. Should Mr. Pereira’s employment be terminated without Cause or should he resign for Good Reason (as such terms are defined in the Second Pereira Agreement), the Company will be obligated to pay him severance of $800,000. The Second Pereira Agreement continues until it is terminated by either the Company or Mr. Pereira.

In addition, including pursuant to their employment agreements, executives are eligible to receive bonuses based upon performance, including the specific financial and other goals set by the Compensation Committee of the Board of Directors.

Menachem Ash, Shmuel Jonas and David Wartell do not have employment agreements with the Company or any of its subsidiaries. On November 13, 2008, Marcelo Fischer and the Company entered into a Confidential Release and Retention Agreement, which is described below under “Potential Payments Upon Termination or Change-in-Control.”

Grants of Plan-Based Awards

There were no grants of plan-based awards to Named Executive Officers in Fiscal 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)

Howard S. Jonas	1,000,000	—	$14.93	05/01/2022	23,208	(2)	$121,842

David Wartell					10,000	(3)	$52,500

(1)	Market value is computed by multiplying the closing market price of our Class B Common Stock on July 31, 2018, the last day that the stock was traded in Fiscal 2018 ($5.25), by the number of restricted shares of Class B Common Stock that had not vested as of July 31, 2018.
(2)	Restricted shares of Class B Common Stock to vest on January 5, 2019.
(3)	Restricted shares of Class B Common Stock to vest as follows: 5,000 shares on each of November 30, 2018 and May 30, 2020.

Option Exercises and Stock Vested

The following table sets forth information regarding the restricted shares of Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2018. No stock options were exercised by a Named Executive Officer in Fiscal 2018.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(1)
Shmuel Jonas	—	$—	8,544	4,594	108,510
Marcelo Fischer	—	$—	4,830	2,670	41,700
Bill Pereira	—	$—	9,618	7,715	188,673
Menachem Ash	—	$—	2,466	1,284	20,850
Howard S. Jonas	—	$—	0	23,208	258,769
David Wartell	—	$—	—	—	—

(1)	The value of restricted stock realized upon vesting represents the total number of shares acquired on vesting (without regard to the amount of shares withheld to cover taxes) and is based on the closing price of the Class B Common Stock on the vesting date.

CEO Pay Ratio

Under the Dodd-Frank Act, the SEC requires disclosure of the Company’s Chief Executive Officer to median employee pay ratio in this Proxy Statement. The Company identified the median employee by examining the Fiscal 2018 total cash compensation and the approved value of the annual equity awards granted during Fiscal 2018 for all individuals, excluding its Chief Executive Officer, who were employed by it on July 31, 2018, the last day of its fiscal payroll year. The Company included all employees, whether employed on a full-time, part-time, or seasonal basis. The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and it did not annualize the compensation for any full-time employees that were not employed by it for all of Fiscal 2018. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

During Fiscal 2018, the Company’s Chief Executive Officer was Shmuel Jonas, whose compensation included $850,000 in base salary and bonus and $5,040 in dividends paid on unvested restricted shares of Class B Common Stock.

After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table, above.

As illustrated in the table below, our Fiscal 2018 Chief Executive Officer to median employee pay ratio is 14.3:1.

	CEO to Median Employee Pay Ratio
	CEO	Median Employee
Base Salary (including bonus)	$850,000	$57,665
Stock Awards	—	—
All Other Compensation	$5,040	2,000
TOTAL	$855,040	$59,665

CEO Pay to Median Employee Pay Ratio	14.3	1

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Marcelo Fischer: On November 13, 2008, Mr. Fischer and the Company entered into a Confidential Release and Retention Agreement (the “Fischer Agreement”), pursuant to which the Company shall pay Mr. Fischer (or his estate) a severance payment of $550,000 in the event he is terminated without “cause,” as defined in the Fischer Agreement, or in the event of Mr. Fischer’s death or disability. Mr. Fischer has agreed not to compete with the Company for a period of one year following the termination of his employment.

Howard S. Jonas: Under the terms of the Fourth Revised Jonas Agreement, in the event of Howard S. Jonas’ death or disability, or in the event the Company terminates Howard S. Jonas’ employment without “cause” or Howard S. Jonas voluntarily terminates his employment with “good reason,” which includes a “change in control,” any unvested restricted stock or other equity grant granted in connection with Howard S. Jonas’ service to the Company shall vest. In the event of Howard S. Jonas’ death or disability, or in the event the Company terminates Howard S. Jonas’ employment without “cause” or Howard S. Jonas voluntarily terminates his employment with “good reason,” which includes a “change in control,” the Company shall pay Howard S. Jonas’ estate a lump sum payment equal to twelve (12) months of Howard S. Jonas’ annual base salary (at the rate in effect on the date of his death). Howard S. Jonas has agreed not to compete with the Company for a period of one year following the termination of his agreement (other than termination of his employment for “good reason” or by the Company other than for “cause”). In the event that Howard S. Jonas is terminated for “cause,” the restrictions shall lapse on the pro-rata portion of the unvested restricted stock for the time served between January of that year and the date of termination.

Bill Pereira: Under the terms of the Second Pereira Agreement, in the event of Mr. Pereira’s death or disability, the Company shall pay Mr. Pereira or his estate a death/disability benefit equal to $800,000, one-half to be paid within ten (10) days of termination, and one-half to be paid monthly in equal installments over the six month period following the date of the initial payment. If Mr. Pereira is terminated without “cause,” if he voluntarily terminates his employment with “good reason,” each as defined in the Second Pereira Agreement, (i) he is entitled to a payment equal to the greater of $800,000; one-half paid upon ten days after the effective date of a release agreement and one-half paid monthly over the following six month period and (ii) all awards granted under the Company’s incentive plan shall vest (and the restrictions thereon lapse). A “change in control” is deemed to be “good reason” under the Second Pereira Agreement. Mr. Pereira has agreed not to compete with the Company for a period of one year following the termination of his agreement.

All Named Executive Officers: The Named Executive Officers have all been granted stock options and/or restricted stock pursuant to the Company’s 2005 Plan and/or the 2015 Plan. Under the 2005 Plan and the 2015 Plan, in the event of “change in control” (other than a “change in control” which is also a “corporate transaction”), each as defined in the 2005 Plan and the 2015 Plan, (i) each option award which is outstanding at the time of the change in control automatically becomes fully vested and exercisable, and (ii) each share of restricted stock is released from any restrictions on transfer and repurchase or forfeiture rights. All severance payments are contingent on Named Executive Officers executing the Company’s standard release agreement.

The Named Executive Officers are subject to the Company’s Severance Pay and Plan Document (the “Severance Plan”), which was amended and restated on August 3, 2017. Under the Severance Plan, U.S. employees who are terminated without cause are entitled, in specific instances as set forth in the Severance Plan, to severance payments as follows: (i) employees who started on or before August 1, 2009 shall receive four weeks of base pay for each completed year of service and two weeks for each completed period of service that is less than one year of service but greater than six months of service or (ii) employees who started after August 1, 2009 shall receive two weeks of base pay for each completed year of service and one week for each completed period of service that is less than one year of service but greater than six months of service. Such severance payments are capped at 40 weeks of base pay. If a Named Executive Officer is entitled to a greater severance payment pursuant to an agreement, the greater severance payment shall control.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers upon termination in various circumstances and/or a change in control of the Company (each an “Event”). The following table assumes the Event took place on July 31, 2018 for each of the Named Executive Officers. The following table uses the closing price of the Company’s Class B Common Stock on July 31, 2018, the last trading day in Fiscal 2018 ($5.25). The potential payments are based on agreements entered into by Named Executive Officers with the Company, discussed above, the 2005 Plan and the 2015 Plan. The value of each restricted share is computed by multiplying the closing market price per share of the Company’s Class B Common Stock on July 31, 2018, the last trading day in Fiscal 2018 ($5.25), by the number of unvested restricted shares of Class B Common Stock held by the Named Executive Officer on that date.

Name	Event of Death or Disability ($)		Change In Control ($)		Termination For Cause ($)		Voluntary Termination for Good Reason ($)		Termination Without Cause ($)

Shmuel Jonas
Restricted Shares	—		—		—		—		—
Severance	—		—		—		—		$380,769	(1)

Marcelo Fischer
Restricted Shares	—		—		—		—		—
Severance	$550,000		—		—		—		$550,000

Bill Pereira
Restricted Shares	—		—		—				—
Severance	$800,000		$800,000		—		$800,000		$800,000

Menachem Ash
Restricted Shares	—		—		—		—		—
Severance	—		—		—		—		$370,000	(1)

Howard S. Jonas
Restricted Shares	$121,842	(2)	$121,842	(2)	$71,075	(3)	121,842	(2)	$121,842	(2)
Severance	$250,000		$250,000	(4)	—		$250,000	(4)	$250,000

David Wartell
Restricted Shares	$—		$52,500	(5)	$—		—		—
Severance	$—		$—		—		—		11,538	(1)

(1)	Payable pursuant to the Company’s Severance Plan.
(2)	Represents the accelerated vesting of 23,208 restricted shares of Class B Common Stock.
(3)	Represents the accelerated vesting of 13,538 restricted shares of Class B Common Stock.
(4)	Mr. Jonas may terminate the Fourth Revised Jonas Agreement for “Good Reason”, which includes a Change of Control, and receive one year’s base salary, which was $250,000 as of July 31, 2018.
(5)	Represents the accelerated vesting of 10,000 restricted shares of Class B Common Stock.

PROPOSAL REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Third Restated Certificate of Incorporation, the authorized number of members of the Board of Directors is between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at five. There are currently five directors on the Board of Directors. The current terms of all of the serving directors expire at the Annual Meeting. All five of the directors are standing for re-election at the Annual Meeting.

The nominees to the Board of Directors are Michael Chenkin, Eric F. Cosentino, Howard S. Jonas, Bill Pereira and Judah Schorr, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2019 Annual Meeting, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast for or against a director nominee at the Annual Meeting shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Michael Chenkin has been a director of the Company since October 16, 2013. Mr. Chenkin is a Certified Public Accountant and worked in the Audit Department of Coopers and Lybrand from 1974 to 1993 and as a consultant to the securities industry from 1993 to 2008 with an emphasis on business implementation, internal controls, compliance and regulatory matters for large financial institutions. Mr. Chenkin received a Bachelor of Science degree from Cornell University and a Master of Business Administration from Columbia University.

Key Attributes, Experience and Skills:

Mr. Chenkin’s diverse business experiences as a Certified Public Accountant—working as an auditor for a large multi-national accounting firm for close to 20 years—and consulting for large financial institutions for 15 years, offer valuable insights to the Board of Directors, particularly given the enhanced accounting rules and regulations affecting public companies. Mr. Chenkin’s strong accounting background, as well as his M.B.A. from Columbia University, provides financial and audit-related expertise to the Board of Directors.

Eric F. Cosentino has been a director of the Company since February 2007. Rev. Cosentino was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from September 2008 until May 2016. Rev. Cosentino has been a member of the National Association of Corporate Directors (NACD) since March 2009. Rev. Cosentino has been an NACD Governance Fellow since 2014, when he completed NACD’s comprehensive program study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Rev. Cosentino served on the Board of Directors of a Company subsidiary, IDT Entertainment, until it was sold to Liberty Media in 2006. Rev. Cosentino was the Rector of the Episcopal Church of the Divine Love in Montrose, New York, from 1987 until his retirement in 2014. He began his ordained ministry in 1984 as curate (assistant) at St. Elizabeth’s Episcopal Church in Ridgewood, Bergen County, New Jersey. He has also served on the Board of Directors of the Evangelical Fellowship Anglican Communion of New York. Rev. Cosentino has published articles and book reviews for The Episcopal New Yorker, Care & Community, and Evangelical Journal. Rev. Cosentino received a B.A. from Queens College and a M.Div. from General Theological Seminary, New York.

Key Attributes, Experience and Skills:

Rev. Cosentino has strong leadership skills, having served as the Rector of the Episcopal Church of the Divine Love in Montrose, New York, from 1987 until 2014. As Chairman of the Company’s Corporate Governance Committee, Rev. Cosentino has become well-versed in corporate governance issues by attending seminars and joining the National Association of Corporate Directors in March 2009. Rev. Cosentino’s long tenure as a director of the Company, as well as prior tenures with former Company subsidiaries Zedge and IDT Entertainment, brings extensive knowledge of our Company to the Board.

Howard S. Jonas founded IDT in August 1990, and has served as Chairman of the Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of the Company from October 2009 through December 2013 and from December 1991 until July 2001. Mr. Jonas is also the founder and has been President of Jonas Media Group (formerly Jonas Publishing) since its inception in 1979. From January 2014 until November 2017, Mr. Jonas served as the Chief Executive Officer of Genie Energy Ltd, a former subsidiary of IDT that was spun off to stockholders in October 2011, and has served as Chairman of the board of directors of Genie Energy since the spin-off. From June 2016 to November 2016, Mr. Jonas served as the Chairman of the Board of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016. Mr. Jonas has served as the Vice Chairman of Zedge, Inc. since November 2016. Mr. Jonas has served as the Chief Executive Officer of Rafael Holdings, Inc., a former subsidiary of IDT since it was spun off to stockholders in March 2018, and has served as Chairman of the Board of Directors of since the spin-off. Mr. Jonas also serves as the Chairman of the Board of IDW Media Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in September 2009. Mr. Jonas has been a director of Rafael Pharmaceuticals, Inc. (f/k/a Cornerstone Pharmaceuticals) since April 2013 and was appointed Chairman of the Board in April 2016. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Howard S. Jonas brings tremendous knowledge of all aspects of our Company and each industry in which it is involved to the Board. Howard S. Jonas’ service as Chairman of the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the businesses of the Company. In addition, having Howard S. Jonas on the Board provides our Company with effective leadership.

Bill Pereira has served as a member of the Company’s Board of Directors since October 31, 2011 and as President and Chief Operating Officer since January 1, 2018. Mr. Pereira served as the Chief Executive Officer and President of IDT Telecom from October 31, 2011 to December 31, 2017. Mr. Pereira served as Chief Financial Officer of the Company from January 2009 until October 2011, and served as the Treasurer from January 2009 to December 2010. Previously, he served as Executive Vice President of Finance for the Company from January 2008 to January 2009. Mr. Pereira initially joined the Company in December 2001 when the Company bought Horizon Global Trading, a financial software firm where he was a managing partner. In February 2002, Mr. Pereira joined Winstar Communications, a subsidiary of the Company, as a Senior Vice President of Finance. Mr. Pereira was promoted to CFO of Winstar Communications, a position he held until 2006 when he was named a Senior Vice President of the Company responsible for financial reporting, budgeting and planning. Prior to joining the Company, Mr. Pereira worked for a number of companies in the financial sector, including Prudential Financial, SBC Warburg and UBS. Mr. Pereira received a B.S. from Rutgers University and an M.B.A. from the New York University Stern School of Business.

Key Attributes, Experience and Skills:

Mr. Pereira’s history with the Company, particularly his nearly three-year tenure as Chief Financial Officer of the Company, brings extensive knowledge of the Company’s business divisions. Mr. Pereira’s financial background, coupled with his first-hand knowledge of the Company’s financial reporting and internal audit process, provides financial expertise to the Board. Mr. Pereira’s successful leadership of the Company’s turn-around plan provides valuable insight to the Board.

Judah Schorr has been a director of the Company since December 2006. Dr. Schorr founded Judah Schorr MD PC in 1994, an anesthesia provider to hospitals, ambulatory surgery centers and medical offices, and has served as its President and owner since its inception, as well as the President of its subsidiary, Tutto Anesthesia. Dr. Schorr is an attending physician at Anesthesia Services at Bergen Regional Medical Center, the largest hospital in the state of New Jersey, and the Managing Partner of Chavrusa Realty Corp., a commercial real-estate company in Long Island, New York. Dr. Schorr received his B.S. in Psychology from Brooklyn College and his M.D. from the University of Trieste Faculty of Medicine and Surgery in Italy.

Key Attributes, Experience and Skills:

Through Dr. Schorr’s career as an entrepreneur driving the growth of Judah Schorr MD PC and Chavrusa Realty Corp., he has obtained valuable business and management experience and brings important perspectives on the issues facing the Company. Dr. Schorr’s tenure as a member of the Board and its Compensation, Corporate Governance and Audit Committees brings useful compliance insights to the Board.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees and Executive Officers

The executive officers, directors, director nominees and Named Executive Officers of the Company are as follows:

Name	Age	Position
Shmuel Jonas	37	Chief Executive Officer and Named Executive Officer
Howard S. Jonas	62	Chairman of the Board of Directors, Director and Director Nominee and Named Executive Officer
Marcelo Fischer	51	Senior Vice President – Finance and Named Executive Officer
Bill Pereira	53	Director, Director Nominee, President and Chief Operating Officer and Named Executive Officer
Joyce J. Mason	59	Executive Vice President, General Counsel and Corporate Secretary
Mitch Silberman	50	Chief Accounting Officer and Controller
Menachem Ash	46	Executive Vice President of Strategy and Legal Affairs and Named Executive Officer
David Wartell	39	Chief Technology Officer and Named Executive Officer
Michael Chenkin	67	Director and Director Nominee
Eric F. Cosentino	61	Director and Director Nominee
Judah Schorr	66	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers and Named Executive Officers, except Howard S. Jonas and Bill Pereira, whose information is set forth above in Proposal No. 1:

Shmuel Jonas has served as Chief Executive Officer of the Company since January 2014. Mr. Jonas served as Chief Operating Officer of the Company from June 2010 through December 2013. Mr. Jonas joined the Company in June 2008 and served as a Vice President until June 2009 when he was elected to serve as the Company’s Vice President of Operations. Since 2004, Mr. Jonas has been the managing member of Arlington Suites, LLC, a thirty million dollar mixed-use ground up development project in Bronx, New York. In addition, Mr. Jonas was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from October 2010 until May 2016. From 2006 through 2008, Mr. Jonas was a partner in a 160-unit garden apartment complex in Memphis, Tennessee. Between 2004 and 2005, Mr. Jonas owned and operated various businesses in the food industry, including BID Distribution, a distributor and marketer of frozen desserts to grocery stores and food service operations.

Marcelo Fischer has served as the Company’s Senior Vice President–Finance (the Company’s principal financial officer position) since October 31, 2011 and as Chief Financial Officer of IDT Telecom since June 2007. Mr. Fischer also served as the Company’s Senior Vice President of Finance from March 2007 to June 2007. Mr. Fischer served as the Company’s Chief Financial Officer and Treasurer from June 2006 to March 2007, as the Company’s Controller from May 2001 until June 2006 and as Chief Accounting Officer from December 2001 until June 2006. Prior to joining the Company, Mr. Fischer was the Corporate Controller of Viatel, Inc. from 1999 until 2001. From 1998 through 1999, Mr. Fischer was the Controller of the Consumer International Division of Revlon, Inc. From 1991 through 1998, Mr. Fischer held various accounting and finance positions at Colgate-Palmolive Corporation. Mr. Fischer, a Certified Public Accountant, received a B.A. from the University of Maryland and an M.B.A. from the New York University Stern School of Business.

Joyce J. Mason has served as an Executive Vice President of the Company since December 1998 and as General Counsel and Corporate Secretary of the Company from its inception. Ms. Mason also served as a director of the Company from its inception until December 2006. In addition, Ms. Mason was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from September 2008 until May 2016, and she also served as a director of IDT Telecom from December 1999 until May 2001 and as a director of Net2Phone from October 2001 until October 2004. Ms. Mason has served as the Corporate Secretary of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Mitch Silberman has served as the Company’s Chief Accounting Officer and Controller since June 2006. Mr. Silberman joined the Company in October 2002 as Director of Financial Reporting until his promotion to Assistant Controller in October 2003. Prior to joining the Company, Mr. Silberman was a senior manager at KPMG LLP, where he served in the firm’s Biotechnology and Pharmaceutical practice. Prior to KPMG, Mr. Silberman worked for Grant Thornton LLP, serving in the firm’s Telecommunications, Service and Technology practice. Mr. Silberman, a Certified Public Accountant, received a Bachelor of Science in Accounting from Brooklyn College.

Menachem Ash has served as the Company’s Executive Vice President of Strategy and Legal Affairs since October 2012. Mr. Ash served as the managing attorney of the Company’s legal department from June 2011 to October 2012. Mr. Ash has served as senior counsel to several IDT divisions since he joined the Company in July 2004, including IDT Telecom and IDT Carmel. Mr. Ash has served as President of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017. Prior to joining the Company, Mr. Ash served as General Counsel to Telstar International, Inc., a telecommunications services provider. Mr. Ash also worked at KPMG as a senior associate in its tax group focusing on financial services and technology companies. He is a graduate of Brooklyn College and the Benjamin N. Cardozo School of Law.

David Wartell has been the Chief Technology Officer of the Company since March 2018 and the Executive Vice President – Technology of IDT Telecom since June 2017.  Mr. Wartell brings 20 years of operational experience in enterprise and cloud technology to the Company. Prior to joining the Company, he was Executive Vice President of Idera Inc., one of the largest private B2B software vendors in the world, with products evangelized by millions of community members, and more than 50,000 customers.  Previously he was founder and CEO of R1soft.com, a leading provider of cloud backup and disaster recovery software.  Earlier in his career, he ran operations for some of the largest cloud service providers in the world.  Mr. Wartell received a B.S. in Computer Engineering from Michigan State University.

Relationships among Directors or Executive Officers

Howard S. Jonas and Joyce J. Mason are brother and sister. Howard S. Jonas and Shmuel Jonas are father and son. Joyce J. Mason and Shmuel Jonas are aunt and nephew. There are no other familial relationships among any of the directors or executive officers of the Company.

PROPOSAL NO. 2

RATIFICATION OF THE SALE BY THE COMPANY TO HOWARD S. JONAS OF
2,546,689 SHARES OF THE COMPANY’S CLASS B COMMON STOCK FROM
THE COMPANY’S TREASURY ACCOUNT FOR A PURCHASE PRICE OF $15,000,000

The Company’s stockholders are being asked to approve the actions of the Board of Directors and the Corporate Governance Committee of the Board of Directors (the “Governance Committee”) that authorized the Company to sell to Howard S. Jonas, the Company’s Chairman of the Board and controlling stockholder, 2,546,689 shares of the Company’s Class B Common Stock from the Company’s treasury account for a purchase price of $15,000,000 (the “Howard Jonas Stock Sale”).  The rules of the New York Stock Exchange require stockholder approval of the Howard Jonas Stock Sale.

On April 16, 2018, the Board of Directors of IDT Corporation (the “Company”) and its Corporate Governance Committee approved an arrangement with Howard S. Jonas, the Chairman of the Board and controlling stockholder of the Company, related to the purchase of shares of Class B Common Stock of the Company by Mr. Jonas. Under the arrangement, subject to approval of the stockholders of the Company, Mr. Jonas has agreed to purchase 2,546,689 shares of Class B Common Stock at a price per share of $5.89, which was the closing price for the Class B Common Stock on the New York Stock Exchange on April 16, 2018 (the last closing price before approval of the arrangement) for an aggregate purchase price of $15 million.

The arrangement is subject to approval of the stockholders of the Company, and no shares will be issued unless such approval is obtained. Mr. Jonas has agreed to vote in favor of the arrangement when it is submitted to the stockholders.

Mr. Jonas paid $1.5 million of the purchase price within ten days of the execution of the definitive agreement concerning this transaction. The remainder of the purchase price will be payable within ten (10) days following the approval of the stockholders of the Company, and the shares will be issued upon payment in full. The purchase price per share will be reduced by $229, 202, which is the amount of dividends paid on the 2,546,689 shares of Class B Common Stock whose record date was between April 16, 2018 and the issuance of the shares. Accordingly, the balance of the $15 million purchase price for the Howard Jonas Stock Sale, after deduction of Mr. Jonas’ $1.5 million payment and the $229,202 of dividends, is $13,270,798.

Howard S. Jonas is the Company’s Chairman of the Board and its controlling stockholder.   See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT, above, for details regarding Mr. Jonas’ holdings of securities of the Company.

Section 312.03 of the NYSE Listed Company Manual requires the Company’s stockholders to approve the Howard Jonas Stock Sales.

The closing price of the Company’s Class B Common Stock on the New York Stock Exchange on November [___] was $_____.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE HOWARD JONAS STOCK SALE, AS DESCRIBED ABOVE.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Company asking its stockholders to cast an advisory vote on the compensation of the “Named Executive Officers” identified in the Fiscal 2018 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement. This vote is advisory and not binding on the Company; however, it will provide feedback concerning its executive compensation program.

As noted in the Compensation Discussion and Analysis included in the “Executive Compensation” section of this Proxy Statement, the Compensation Committee believes that the Company’s executive compensation program implements and achieves the goals of its executive compensation philosophy. That philosophy, which is set by the Compensation Committee, is designed to attract and retain qualified and motivated personnel and align their interests with the short-term and long-term goals of the Company and with the best interests of its stockholders. The Company’s compensation philosophy is to provide compensation to attract the individuals necessary for its current needs and growth initiatives and provide them with the proper incentives to motivate those individuals to achieve its long-term plans.

The three broad components of the Company’s executive officer compensation are base salary, annual cash incentive bonuses awards, and long term equity-based incentive awards. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of the Company’s overall compensation policy. Additionally, the Compensation Committee, in conjunction with our Board of Directors, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are established by the Compensation Committee early in each fiscal year. The Compensation Committee believes that the Company’s current compensation plans are competitive and reasonable.

Further details concerning how we implement the Company’s philosophy and goals, and how it applies the above principles to its compensation program, are provided in the Compensation, Discussion and Analysis above. In particular, it is discussed how the Company’s set compensations targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

The compensation of the Named Executive Officers was set by the Company’s Compensation Committee of the Board of Directors of the Company after discussions with management about the recommended levels and components of compensation for each of the individuals.

Stockholders are urged to read the Compensation, Discussion and Analysis and other information in the “Executive Compensation” section of this Proxy Statement. The Compensation Committee and the Board of Directors believe that the information provided in that section demonstrates that the Company’s executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of IDT Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote. The Compensation Committee will consider stockholders’ concerns and take them into account in future determinations concerning the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS,
OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS,
AS STATED IN THE ABOVE RESOLUTION.

PROPOSAL NO. 4

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to seeking a stockholders’ advisory vote on the compensation of the Named Executive Officers, the Company is asking its stockholders to express a preference as to how frequently future advisory votes on executive compensation should take place. As required by Section 14A of the Securities Exchange Act of 1934, the Company is giving stockholders the opportunity to express a preference to cast such advisory votes annually, every two years or every three years; stockholders also have the option to abstain from voting on this matter. For the reasons discussed below, the Board of Directors recommends that advisory votes on executive compensation take place every three years.

The Board believes that a vote every three years provides adequate assurance that the Board of Directors and the Compensation Committee remain accountable for executive compensation decisions on a frequent basis.

Accordingly, the Company’s Board believes that an advisory vote every three years is preferable, as it would foster a long-term approach to evaluating the Company’s executive compensation program while maintaining accountability for executive compensation decisions. If a plurality of the votes cast on this matter at the Annual Meeting is cast in favor of advisory votes on executive compensation every three years, the Company would adopt this approach. On this basis, the next advisory vote on executive compensation, would take place at the Company’s 2021 Annual Meeting.

Although the frequency vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Board and the Compensation Committee will consider stockholders’ views and take them into account in determining the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT “THREE YEARS”
ON THE PROPOSAL CONCERNING THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

BDO USA, LLP is the Company’s independent registered public accounting firm and has served the Company as its independent registered public accounting firm since February 1, 2017. BDO USA, LLP was the Company’s independent registered public accounting firm for Fiscal 2018. Prior to February 1, 2017, Grant Thornton LLP served the Company as its independent registered public accounting firm since 2008.

The Company is not asking stockholders to ratify at the Annual Meeting the appointment of BDO USA, LLP or any other firm as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2019.

We expect that representatives for BDO USA, LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

The following table presents fees billed for professional services rendered by BDO USA, LLP for the period from February 1, 2017 to July 31, 2018.

Fiscal Years Ended July 31	2018	2017
Audit Fees(1)	$1,002,335	$874,847
Audit Related Fees(2)	—	—
Tax Fees(3)	15,544	17,488
All Other Fees(4)	17,000	18,540
Total	$1,034,879	$910,875

(1)	Audit Fees consist of fees for the audit of the Company’s financial statements included in the Company’s Form 10-K and reviews of financial statements included in the Company’s Form 10-Qs, for the audits of the effectiveness of the Company’s internal controls over financial reporting and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements.
(2)	There were no Audit Related Fees for Fiscal 2017 or 2018.
(3)	Tax Fees consist of fees for tax compliance and tax preparation related to one of the Company’s subsidiaries in Fiscal 2018 and for two of the Company’s subsidiaries in Fiscal 2017.
(4)	All Other Fees for Fiscal 2017 consist of fees incurred in connection with advisory services performed at two of the Company’s subsidiaries. All Other Fees for Fiscal 2018 consist of fees incurred in connection with compliance services performed at one of the Company’s subsidiaries.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of BDO USA, LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2018 and Fiscal 2017.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s (“PCAOB”) and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s purpose is more fully described in its charter, which can be found on the Company’s website at http://ir.idt.net/Committees. The Audit Committee reviews its charter on an annual basis. The Board of Directors reviews annually the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Michael Chenkin qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and to the Company’s management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to, for example, the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets.

The Company’s independent registered public accounting firm for Fiscal 2018, BDO USA, LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the Company’s management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee meets each quarter with BDO USA, LLP and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings releases. The Company’s management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services. The Company’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and the Company’s management that firm’s independence. In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by BDO USA, LLP. Pre-approval includes audit services, audit-related services, tax services, and other services.

The Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended July 31, 2018, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2018. The Committee has also reviewed and discussed with BDO USA, LLP the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Michael Chenkin, Chairman
Eric Cosentino
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2019 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2019 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 5, 2019. In addition, any stockholder proposal submitted with respect to the Company’s 2019 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and relevant interpretations thereof and other guidance related thereto will not be included in the relevant proxy materials and will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary after September 22, 2019.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K may be obtained by contacting Bill Ulrey, Vice President–Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President–Investor Relations and External Affairs, at 520 Broad Street, Newark, NJ 07102, or may be requested through the Request Info section of our website: http://ir.idt.net/Request_Info.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November [___], 2018

/s/ Joyce Mason
Joyce Mason Executive Vice President, General Counsel and Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
IDT CORPORATION

December 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation
Stockholders Meeting to be Held on December 13, 2018:
The Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report are available at:

www.idt.net/ir
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE LISTED NOMINEES, “FOR” PROPOSALS 2 & 3 AND FOR “THREE YEARS” ON PROPOSAL 4

	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1. Election of Directors:					2. To approve the sale by the Company to Howard S. Jonas of 2,546,689 shares of the Company’s Class B Common Stock from the Company’s treasury account for a purchase price of $15,000,000.	☐	☐	☐
NOMINEES:
Michael Chenkin	☐	☐	☐		3. Advisory vote on executive	☐	☐	☐
Eric F. Cosentino	☐	☐	☐		compensation
Howard S. Jonas	☐	☐	☐
Bill Pereira	☐	☐	☐
Judah Schorr	☐	☐	☐
						1 Yr	2 Yrs	3 Yrs	ABSTAIN
					4. Advisory vote on frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:				Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IDT CORPORATION
520 Broad Street, Newark, New Jersey 07102
(973) 438-1000
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 13, 2018

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at the Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102 on December 13, 2018 at 10:30 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS. “FOR” PROPOSALS 2 & 3 AND FOR “THREE YEARS” ON PROPOSAL 4 LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
IDT CORPORATION

December 13, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.	ACCOUNT NUMBER

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ↓

▪	PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE LISTED NOMINEES, “FOR” PROPOSALS 2 & 3 AND FOR “THREE YEARS” ON PROPOSAL 4.

	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1. Election of Directors:					2. To approve the sale by the Company to Howard S. Jonas of 2,546,689 shares of the Company’s Class B Common Stock from the Company’s treasury account for a purchase price of $15,000,000.	☐	☐	☐
NOMINEES:
Michael Chenkin	☐	☐	☐		3. Advisory vote on executive	☐	☐	☐
Eric F. Cosentino	☐	☐	☐		compensation
Howard S. Jonas	☐	☐	☐
Bill Pereira	☐	☐	☐
Judah Schorr	☐	☐	☐
						1 Yr	2 Yrs	3 Yrs	ABSTAIN
					4. Advisory vote on frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:				Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.